UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

SYNTROLEUM CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01: Changes in Registrant’s Certifying Accountant.

On March 17, 2008 Syntroleum Corporation (the “Company”) dismissed its independent registered auditor, Grant Thornton, LLP.

During the Company’s two most recent fiscal years the opinion of Grant Thornton, LLP on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than the explanatory paragraph added to the opinion concerning the Company’s change in its method of accounting for stock-based compensation to conform to Financial Accounting Standards Board Statement No. 123 (Revised 2004), “Share-Based Payments” as of December 31, 2006. During the Company’s two most recent fiscal years, and through the date of their dismissal, there were no disagreements with Grant Thornton, LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Grant Thornton, LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided Grant Thornton LLP with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”). Grant Thornton LLP has provided the Company with a letter, addressed to the SEC, which is filed as Exhibit 16 hereto.

 Effective as of March 17, 2008, the Audit Committee approved and the Company retained Tullius Taylor Sartain & Sartain LLP, as its independent registered auditor for the fiscal year ending December 31, 2008. The Company did not, nor did anyone on its behalf, consult Tullius Taylor Sartain & Sartain LLP during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of that firm regarding the application of accounting principles to a specified transaction (completed or proposed), the type of audit opinion that might be rendered on the Company’s financial statements, any matter being the subject of disagreement or “reportable event” or any other matter as defined in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).

     The reason for the change was to attempt to reduce the expenses that the Company, as a relatively small public company, has been incurring in connection with the annual audits of the Company’s financial statements and the related internal control work. For the fiscal year ended December 31, 2007 these fees totaled approximately $294,000 and we estimate that they would approximate $306,000 for the current fiscal year without a change in accounting firms. The Company and its Audit Committee believe that, by engaging Tullius Taylor Sartain & Sartain LLP, as the Company’s independent registered public accounting firm for the current fiscal year, the Company will realize significant savings on these expenses without negatively affecting the quality of the audit and related services. Based on estimates from these two firms, the Company currently believes that the potential savings for fiscal 2008 from the change in firms will be in the range of 30% to 35%. The Company cautions that this is an estimate only and is based on the Company’s current understanding of the information it has received from the two firms and the scope of the work that will be required.

Item 9.01: Financial Statements and Exhibits.

Exhibit 16 – Letter from Grant Thornton, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: March 20, 2008

By: /s/ Karen L. Gallagher
Karen L. Gallagher
Senior Vice President, Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 16	Letter from Grant Thornton, LLP